 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 25, 2012

UNITED BANCSHARES, INC.

(Exact name of Registrant as specified in its Charter)

Ohio	000-29283	34-1516518
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)
100 S. High Street, Columbus Grove, Ohio	45830-1241
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:		(419) 659-2141

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

Submission of Matters to a Vote of Security Holders.

On April 25, 2012, United Bancshares, Inc. (the “Corporation”) held its annual shareholders’ meeting at its corporate headquarters in Columbus Grove, Ohio.  At the meeting, the following two items were voted on by the shareholders of the Corporation:

1.

The election of seven directors to serve until the 2013 Annual Meeting; and

2.

The ratification of the appointment of CliftonLarsonAllen LLP as the independent registered public accounting firm for the Corporation.

Proposal 1 – Election of Directors

The shareholders elected the following nominees for director at the meeting by the votes indicated below:

	FOR	WITHHELD

Robert L. Benroth	1,969,301	107,000

Robert L. Dillhoff	1,952,604	123,697

James N. Reynolds	1,884,126	192,175

H. Edward Rigel	1,909,476	166,825

David P. Roach	1,942,608	133,693

Daniel W. Schutt	1,945,063	131,238

R. Steven Unverferth	1,958,732	117,569

In addition to the votes reported above, there were 542,332 broker non-votes on the proposal for the election of directors.

Proposal 2 - Ratifying the appointment of CliftonLarsonAllen LLP as the independent registered public accounting firm for the Corporation.

At the meeting, the shareholders ratified the appointment of CliftonLarsonAllen LLP as the independent registered public accounting firm for the Corporation by the votes indicated below:

FOR

2,430,113

AGAINST

   117,536

ABSTAINED

     70,985

There were no broker non-votes on this proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

United Bancshares, Inc.

Date: April 27, 2012	By: /s/Brian D. Young
Brian D. Young Executive VP, CFO & Treasurer